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                                                                  EXHIBIT 10.59

                               [NFCS LETTERHEAD]


                       FLOOD ZONE DETERMINATION AGREEMENT

THIS AGREEMENT is entered into this 25 day of March, 1993, (Effective Date), between National Flood Certification Services ("NFCS"), a Florida Corporation with principal offices at McCormick Center 3, 1000 112th Circle, Suite 100,
St. Petersburg, FL 33716, and AIG Consultants Inc. located at 5 Concourse Parkway, Atlanta, GA 30328 ("Customer"). WHEREAS, Customer desires to use NFCS for either new loans or to insure that properties in their client's mortgage loan portfolios are in compliance as described in the "Flood Disaster Protection Act of 1973".

WHEREAS, NFCS desires to provide flood zone determinations and documentation of same to Customer.

1.  TERM

    A. The term of this Agreement shall commence on a date which shall be the later of (i) the effective date entered above or (ii) the date signed by both parties and shall continue thereafter until terminated by either party upon thirty (30) days written notice to the other party.

    B. Either party may terminate this agreement immediately upon written notice, if the other party is adjudicated a bankrupt, files a voluntary petition in bankruptcy, is declared insolvent by a regulator, or makes an assignment for benefit of creditors and becomes unable to meet its obligations in the normal course of business as they fall due.

2.  COVENANTS AND WARRANTIES

    A. FOR ALL CUSTOMERS. NFCS shall provide certification of the determined zone, community name and number, panel-suffix, map date, firm date and the base flood elevation, if applicable, as required in order for Customer to be in compliance. In addition if specifically requested by Customer, NFCS will provide an original Flood Zone Certificate for the file to all Customers using the service for new loans; otherwise, a faxed copy will be sufficient.

    B. FOR AUTOMATED DELIVERY USERS ONLY. Given the nature of the electronic transfer of flood policy information from NFCS to customer, customer shall indemnify and hold NFCS, its officers, directors, employees, agents, and other affiliates harmless against any and all expenses or fees resulting from the subsequent manipulation of said electronic data following the transfer of the data from NFCS. Customer specifically recognizes, understands, and agrees that all electronic data transferred from NFCS shall have the presumption of validity and accuracy at the moment of receipt of such data. This clause is intended to protect NFCS, its associated personnel and its affiliates from any losses, claims, disputes or material problems regarding the electronic data due to the potential for manipulation of such data following the transfer from NFCS.


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    C.  Customer shall pay to NFCS, compensation for selected services in the amounts set forth in Schedule "A" which is attached hereto and by reference made a part hereof.

    D. NFCS shall not, without the written consent of Customer, disclose to any third party any information it obtains or is provided by Customer. NFCS shall undertake all reasonable precautions at least equivalent to the same precautions it takes in preserving the confidentiality of NFCS' own confidential or proprietary information, to preserve the confidentiality of Confidential Information.

3.  TERMS AND CONDITIONS

    A. The zone determination is exclusively for the benefit of Customer, their clients and/or the borrower for whose benefit the search is performed and for no other party.

    B. The zone determination is based upon an examination of the current Flood Insurance Rate Maps as published by the Federal Emergency Management Agency as well as other sources of information as required and applies only to Subject Property identified by the Flood Insurance Rate Map Panels(s).

    C. NFCS shall indemnify and hold harmless the above named organization for liability on any uninsured flood loss, up to, and only up to, the maximum available insurance coverage under the NFIP program for the property, if the improved property was in a special flood area at the time of certification and NFCS incorrectly certified that said property was not in such area.

        Additionally, if any improved property was not in a special flood hazard area at the time of certification and NFCS incorrectly certifies that said property was in the special flood hazard area, NFCS shall reimburse the borrower for all flood insurance premiums paid that were not refunded by the named flood carrier's cancellation process. Errors and Omissions coverage will be maintained by NFCS.

    NFCS warrants and represents that there is no requirement under its error and omissions policy that suit be filed against NFCS in order to collect damages under the policy.

    D. The zone determination may contain information from public land records and U.S. Government agencies relating to floodplain location. However, this determination is based on the data which is currently available from government sources and does not necessarily include all possible flood hazards. NFCS shall not be liable for not reporting flood zone information that was not generally available or inaccurate at the time of this determination. This determination is based on information supplied by customers, their clients and/or the borrower and NFCS will not be responsible for inaccuracies in their submission.


    A zone determination is valid only if signed by an authorized representative of NFCS.

                                NFCS GUIDELINES
         When the subject property is in a dual zone, we will certify a flood zone determination using the most hazardous
                 zone unless additional information is povided.
           We will also identify both zones in a dual zone situation.
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4.  NOT A PARTNERSHIP

     Nothing in this Agreement shall be construed to cause Customer to be in a partnership with NFCS.

5.  GOVERNING LAW

     This agreement shall be governed by the laws of the State of Florida. Venue for all legal actions commenced under this Agreement shall be in Pinellas County, Florida.

6.  INTEREST ON LATE PAYMENTS

     In the event that sums due and payable hereunder shall remain unpaid 15 days after the party entitled to payment has served written notice on the defaulting party that such sums are due but remain unpaid, then interest shall accrue thereon until paid at the highest rate permitted by law.

7.  ATTORNEY'S FEES

     If customer or National Flood Certification Services, Inc. should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provision thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which legal expenses and attorney's fees were incurred.

IN WITNESS WHEREOF, WE HAVE SET OUR HANDS AND SEALS AS OF THE DAY AND YEAR FIRST ABOVE SET FORTH.


NATIONAL FLOOD CERTIFICATION             AIG Consultants Inc.
SERVICES, INC.                           -------------------------------------
                                         Company/Customer Name


/s/ D. M. Howard, Vice Pres.             /s/ Cecil L. Chapman Regional Manager
-------------------------------          -------------------------------------
Signature/Title                          Signature/Title


3/25/94                                  March 21, 1994
-------------------------------          -------------------------------------
Date                                     Date


                                         (404) 671-2189
                                         -------------------------------------
                                         Company/Customer Phone Number

                                         (404) 399-4149
                                         -------------------------------------
                                         Company/Customer Fax Number
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                                   SCHEDULE A

New Loan Zone Determinations
     Standard Service                               $15.00 each
          (In by 3:00 p.m., out by 5:00 p.m.
           in two business days)
      Next Day Service                              $ 2.00 add'l
          (In by 3:00 a.m., out by 5:00 p.m.
           following business day)
      Same Day Service                              $ 5.00 add'l
          (In by 9:00 a.m., out by 5:00 p.m.
           In after 9:00 a.m., out before Noon
           the following business day)
          (Times above are Eastern Standard Time.)
Recertifications                                    $ 8.00 each

Zone Guard*                                         $24.00 each

Billing amount to be due and payable within 30 days of Customer's receipt of invoice.


                              *ZONE GUARD PROGRAM

Part A

For a one time fee of $24.00, NFCS shall provide Customer an unlimited number of recertifications of flood zone determinations relating to the same property at no additional charge. (As mandated by regulations of the Federal Insurance Administration, recertification is required should there be any subsequent making, increasing, extension or renewal of a loan following loan origination.)

Part B

Zone Guard will also include notification if the flood hazard status of a property in which Customer is the mortgagee changes as a result of the issuance of a new flood map by the Federal Emergency Management Agency.


Transferring Zone Guard

Zone Guard is actually an "add-on" to the New Loan Determination or Portfolio Analysis Zone Determination. After the date of the initial Certification, whenever the applicable FEMA map panel is revised, each property will again be assessed and certified within sixty (60) days after the date the FEMA map panel is revised and generally available to NFCS. The Zone Guard recertifications are transferable to subsequent mortgagees. However, all Zone Guard recertifications shall be sent by regular mail to the address set forth on the face of this Agreement or such alternative address as Customer (or its assignees) may, from time to time designate in writing to NFCS.